SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




             Date of Report (Date of earliest event reported): August 31, 2005
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                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                           95-338601
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(State or other          (Commission File No.)               (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)




329 MAIN STREET, SUITE 801, EVANSVILLE, IN                          47708
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:    (812) - 867-1433
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Certain  statements  set forth in this Form 8-K and other  reports  filed by the
Registrant from time-to-time with the Securities and Exchange  Commission relate
to   management's   future  plans  and  objectives   and  such   statements  are
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Although any forward looking statements contained in this Form 8-K or otherwise expressed on behalf of the Company are, to the knowledge and in the judgment of the officers and directors of the Company, expected to prove to come true and to come to pass, management is not able to predict the future with absolute certainty. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. These risks and uncertainties include, among other things, volatility of commodity prices, changes in interest rates and capital market conditions, competition, risks inherent in the Company's operations, the inexact
nature  of  interpretation   of  seismic  and  other  geological,   geophysical,
petro-physical and geo-chemical data, the imprecise nature of estimating reserves, events that deprive the Company of the services of its Chairman of the Board, Chief Executive Officer and largest shareholder, and such other risks and uncertainties as described from time to time in the Company's periodic reports
and  filings  with  the   Securities   and  Exchange   Commission.   Accordingly
stockholders and potential investors are cautioned that certain events or circumstances could cause actual results to differ materially from those projected, estimated or predicted. The Company does not intend to update forward-looking statements. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

ITEM 1.02. Termination of a material Definitive Agreement:

The Registrant notified United Heritage Corporation ("UHC") on August 31, 2005 that the Agreement and Plan of Merger ("Merger Agreement") entered into between the parties on October 14, 2004 was terminated. The merger was to be effective on February 1, 2005.

Pursuant to the Merger Agreement, The Registrant was to be merged into a newly created subsidiary of UHC, such that the Registrant would survive the merger and become a wholly-owned subsidiary of UHC. IN connection with the merger, Jeffrey
T. Wilson, President, Chief Executive Officer and Chairman of the Board and a significant shareholder of the Registrant was to become the President and Chief Executive Officer of UHC. In addition UHC was to take action necessary to cause its Board of Directors to consist of not more than ten directors, three of whom were to be Jeffrey T. Wilson, Greg Thaggard and Aaron Wilson.

There are no penalties that have been incurred by either party as a result of the termination of the Merger Agreement.

On the date the Merger Agreement was executed, there was no material relationship between the Registrant and UHC. On February 1, 2005, The registrant and UHC entered into an operations management agreement wherein the Registrant's operations in New Mexico and Texas were transferred to subsidiaries of UHC and Jeffrey T. Wilson, President and Chief Executive Officer of the Registrant assumed the responsibility for the management and supervision of all of the daily operations of UHC's subsidiaries. Pursuant to the terms of the operations management agreement, since the merger was not completed by May 1, 2005, either the Registrant or UHC may terminate the operations management agreement. The Registrant is working with UHC management to effect a smooth transition back to separate and individual operations for each company.

Attached as Exhibit 99 is a press release relating to the termination.





ITEM 9.01   Financial Statements and Exhibits:

     99.    Press Release


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


      Imperial Petroleum, Inc.




      By: ___________________


      Jeffrey T. Wilson, President




      Dated:  September 1, 2005





















Exhibit 99.


                        IMPERIAL ANNOUNCES TERMINATION OF
                                 MERGER PLANS



EVANSVILLE, IN..... September 1, 2005 -- Imperial Petroleum, Inc. ("Imperial" or
the "Company")(Pink Sheets Symbol ... IPTM) announced today that the Company and United Heritage Corporation have terminated the proposed merger of the two companies.

Jeffrey Wilson, CEO of Imperial said "We will continue the development of Imperial's assets as originally planned. We are in discussions with an investment banking firm to assist the Company in raising equity for the continued development of our project inventory and to pay down a portion of our debt."

Imperial, through its subsidiaries and affiliates, is active in crude oil and natural gas production and gold mining. Imperial is headquartered in Evansville, IN.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements are reasonable, there can be no assurance that such expectations will prove to be correct.


For further information contact: Jeffrey T. Wilson, President (812-867-1433) or (email at jtwilsonx1@aol.com).